Exhibit 10.1
AMENDMENT TO
NOTICE OF GRANT AND RESTRICTED STOCK UNIT AGREEMENT
(PERFORMANCE-BASED)
This Amendment to Notice of Grant and Restricted Stock Unit Agreement (Performance-Based) (this “Amendment”), dated as of September 15, 2023, is by and between Digital Turbine, Inc. (the “Company”) and William Gordon Stone III (the “Participant”) (collectively, the “Parties”).
RECITALS
WHEREAS, the Parties are parties to that certain Notice of Grant and Restricted Stock Unit Agreement (Performance-Based) with a grant date of May 22, 2023 covering 212,396 target shares of common stock of the Company under the Company’s 2020 Equity Incentive Plan (the “Agreement”);
WHEREAS, the Parties desire to amend the Agreement as set forth herein to reflect the applicable limitations of Sections 9.8 and 12.2 of the Plan.
AGREEMENT
NOW, THEREFORE, the Parties hereto covenant and agree as follows:
1.Definition. Capitalized terms used herein and not otherwise defined herein shall have their respective meanings set forth in the Agreement and the Plan.
2.Amendments.
(1)The Notice of Grant is hereby amended by adding the phrase “(and subject to the limits as provided in Schedule I)” immediately following the title “Target Number of Common Shares Subject to PRSUs Granted”.
(2)The first sentence of the first paragraph following the Performance Goals Table in Schedule I of the Agreement is hereby amended by adding the following at the end of such sentence:
“; provided, that in no event shall the number of Target Shares that vest hereunder exceed 236,909 shares in accordance with Section 9.8 of the Plan (the “Cap”). If the aggregate number of Target Shares that vest hereunder would exceed the Cap, then the number of Target Shares that vest shall be reduced until the aggregate number of Target Shares equals the Cap”
(3)The second paragraph following the Performance Goals Table in Schedule I of the Agreement is hereby amended by adding the following at the end of such sentence:
“(but subject to the limitation described above in relation to the Cap)”
3.Effect on the Agreement. Except as specifically amended by this Amendment, all terms of the Agreement shall remain in full force and effect. The term “Agreement” as used in the Amendment shall mean the Agreement as amended by this Amendment.
4.Further Assurances. Each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to effectively carry out, evidence or perfect the full intent and meaning of this Amendment.
5.Other.

(1)This Amendment shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.
(2)This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
(3)This Amendment, along with the Agreement, constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, related to the subject matter hereof.
(4)This Amendment shall not be amended or revised except in a writing executed by all of the parties hereto.
(5)No Party may assign this Amendment or any of its rights or obligations hereunder without the prior written consent of the other Parties.
IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the date first set forth above.
COMPANY:
DIGITAL TURBINE, INC.

Barrett Garrison, Chief Financial Officer
PARTICIPANT:

William Gordon Stone III
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